United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2006 (August 8, 2006)
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.02 Termination of a Material Definitive Agreement

On December 7, 2005, IsoRay, Inc. (the "Registrant") entered into a SICAV ONE Securities Purchase Agreement and a SICAV TWO Securities Purchase Agreement (collectively, the "Purchase Agreements") with Mercatus & Partners, Limited, a United Kingdom private limited company ("Mercatus"). Pursuant to the Purchase Agreements, Mercatus agreed, subject to receipt of sufficient funding, to purchase 1,748,146 shares of the Registrant's common stock at a purchase price of $3.502 per share, or $6,122,007 in the aggregate. In the event sufficient funding was not received to enable Mercatus to purchase the shares within thirty days from the date of delivery of the share certificates to the custodial bank, the share certificates were to be returned to the Registrant and each party would then have no further obligations under the Purchase Agreements.

As no funding had been received, on May 18, 2006, the Registrant requested the return of the share certificates. After significant delay and IsoRay's attainment of a court order, the share certificates were returned. On August 8, 2006, the share certificates were cancelled and the Purchase Agreements were terminated. Following the cancellation, the Registrant had 13,549,959 shares of common stock outstanding.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 9, 2006

IsoRay, Inc., a Minnesota corporation

By:	/s/ Roger E. Girard
Roger E. Girard, CEO